UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Private Offering

On January 11, 2013, United Community Financial Corp. (“UCFC”), holding company for The Home Savings and Loan Company of Youngstown, Ohio (the “Home Savings”), entered into securities purchase agreements (the “Purchase Agreements”) with 28 accredited investors (as that term is defined in Regulation D under the Securities Act of 1933, as amended) (each an “Investor,” and collectively, the “Investors”), pursuant to which the Investors will invest an aggregate of approximately $39.9 million in UCFC for 6,574,272 newly issued common shares of UCFC (the “Common Shares”), at a purchase price of $2.75 per share, and 7,942 newly created and issued perpetual mandatorily convertible non-cumulative preferred shares of UCFC (the “Preferred Shares”), at a purchase price of $2,750 per share (the Common Shares and the Preferred Shares are referred to collectively in this Report as the “Securities”). Upon UCFC shareholder approval, each of the Preferred Shares will automatically convert into 1,000 UCFC Common Shares. The Preferred Shares will initially not pay any dividends, but if they are not converted into Common Shares prior to June 30, 2013, semi-annual non-cumulative cash dividends will take effect at an annual rate of 12.00%, payment of which is subject to regulatory approval. The Preferred Shares are redeemable by UCFC at any time upon prior receipt of applicable regulatory approvals.

The closing is subject to certain customary conditions including required bank regulatory approvals and confirmations for the transactions contemplated by the Purchase Agreements and absence of a material adverse change with respect to UCFC or Home Savings. UCFC presently expects the transaction to close in the first quarter of 2013. The Investors as a group are expected to have purchased approximately 29.0% of UCFC’s outstanding Common Shares following the transactions, including those described below, and upon UCFC shareholder approval of the conversion of the Preferred Shares; however, none of these new investors will own more than 4.9% of UCFC, in each case as calculated under the applicable regulations of the Board of Governors of the Federal Reserve System.

Insider Offering

On January 11, 2013, UCFC also entered into subscription agreements (the “Subscription Agreements”) with certain of UCFC’s directors, officers, consultants and their affiliates (each an “Insider Investor,” and collectively, the “Insider Investors”), pursuant to which the Insider Investors will invest an aggregate of approximately $2.1 million in UCFC for 755,820 newly issued Common Shares, at the same purchase price of $2.75 per share. The issuance and sale of Common Shares to the Insider Investors, pursuant to the Subscription Agreements, is subject to UCFC shareholder approval.

Rights Offering

Under the terms of the Purchase Agreements, promptly following the closing of the sale of the Securities to the Investors, UCFC will commence a rights offering to shareholders who were holders of record on the day immediately preceding the closing. Such shareholders will be offered non-transferable rights (“Rights”) to purchase Common Shares at the same per share purchase price of $2.75 to be paid by the Investors and Insider Investors, for an aggregate offering of $5.0 million. No shareholder will be able to purchase Common Shares in the offering to the extent such shareholder would beneficially own more than 4.9% of UCFC’s voting securities. In the event the rights offering is over-subscribed, subscriptions by participating shareholders will be reduced proportionally based on their pro rata ownership of the Common Shares on the business day before the closing of the sale of the Securities to the Investors. The Investors will not be issued any Rights in the rights offering for the Securities purchased pursuant to the Purchase Agreements, unless such Investor was a shareholder prior to acquiring the Securities, but then only to the extent of such Investor’s prior ownership of UCFC common shares.

Registration and Other Rights

The Purchase Agreements provide the Investors with registration rights with respect to the Securities. Among other things, the Purchase Agreements require UCFC to file a resale registration statement, or statements if necessary, with respect to the Securities as promptly as practicable following the closing of the transaction. Also as promptly as practicable following the closing of the sale of Securities to the Investors, UCFC shall call a meeting of shareholders to vote on the approval of the conversion of Preferred Shares to Common Shares and the sale and issuance of Common Shares to the Inside Investors, pursuant to the Subscription Agreements.

The foregoing descriptions of the Purchase Agreements and Subscription Agreements are summary in nature and do not purport to be complete descriptions of all of the terms of such agreements, and are qualified in their entirety by reference to the form of Purchase Agreement attached hereto as Exhibit 10.1 and the form of Subscription Agreement attached hereto as Exhibit 10.2.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof concerning the offer and sale of the Securities is incorporated herein by reference. The Securities to be issued and sold under the Purchase Agreements and Subscription Agreements in the transactions described in Item 1.01 were offered and will be sold by UCFC in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement agent with respect to the transactions will receive compensation of $1,968,013 in the aggregate upon closing.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

A press release announcing the signing of the Purchase Agreements and Subscription Agreements and the other matters disclosed herein is furnished with this Form 8-K as Exhibit 99.1.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This document (including the exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to unduly rely on forward-looking statements, which reflect only UCFC’s current expectations regarding future events and are not guarantees. Forward-looking statements speak only as of the date they are made, and UCFC does not undertake any obligation to update them to reflect changes that occur after that date, whether as a result of new information, future events or otherwise. A number of factors could cause results to differ significantly from UCFC’s expectations, including, among others, any failure to obtain the required regulatory approvals and any resulting inability to complete the issuance and sale of the Securities in the manner intended, and factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011, including under the headings “Discussion of Forward Looking Statements” and “Risk Factors.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Form of Purchase Agreement

10.2	Form of Subscription Agreement

99.1	Press Release dated January 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: January 15, 2013